  Exhibit 5.1

August 31, 2017

VistaGen Therapeutics, Inc.
343 Allerton Ave.
South San Francisco, CA 94090

Ladies and Gentlemen:

You have requested our opinion, as counsel to VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to (i) 1,371,430 shares of its common stock, par value $0.001 (the “Shares”); (ii) Series A1 warrants (the “Series A1 Warrants”) to purchase up to an aggregate of 1,388,931 Shares (the “Series A1 Warrant Shares”); and (iii) Series A2 warrants (the “Series A2 Warrants”, and collectively, with the Series A1 Warrants, the “Warrants”) to purchase an aggregate of 503,641 Shares (the “Series A2 Warrant Shares,” and collectively, with the Series A1 Warrant Shares, the “Warrant Shares”), each pursuant to the Registration Statement on Form S-3 (No. 333-215671) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), the prospectus included within the Registration Statement declared effective July 27, 2017 (the “Base Prospectus”), and the prospectus supplement dated August 31, 2017 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”). The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

The opinions set forth in this letter are limited to the Nevada Revised Statutes and the law of the State of California, in each case as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. With regard to our opinion regarding the Warrant Shares to be sold upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances by the Company of securities, including the Warrant Shares, and antidilution adjustments to outstanding securities, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number of shares of Common Stock which then are authorized but unissued.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Disclosure Law Group, a Professional Corporation